EXHIBIT 4

FEC HEADQUARTERS Vancouver, British Columbia E-mail: info@FECResources.com Website: http://www.FECResources.com

FEC RESOURCES RECEIVES EXTENSION ON LOAN REPAYMENT AND CONVERTS LOANS TO

FORUM ENERGY LIMITED TO MAINTAIN 6.8 PERCENT INTEREST

Dateline: Vancouver, British Columbia

Ticker: “FECOF”

Date: December 22, 2023

FEC RESOURCES INC. (PINK: FECOF) (“FEC” or the “Company”) announces that PXP Energy Corporation (“PXP”) has extended the due date of loans to FEC to February 29, 2024, while all other terms remain the same. These loans from PXP carry interest at Libor plus 3.5%, with both interest and principal originally repayable on the earlier of: a) December 31, 2023, b) any equity issuance by FEC, c) any sale of FEL shares by FEC, or d) any third party borrowing by FEC.

In addition, Forum Energy Limited (“FEL”) advised FEC that FEL has resolved to settle outstanding debt of $9,217,939 through the issuance of shares at $0.30 per share. All major shareholders of FEL participated pro-rata in the debt settlement and in order to maintain the Company’s 6.8% interest, FEC also participated by converting the $626,820 in loans it made to FEL into shares in the debt settlement.

On behalf of the Board of,

FEC Resources Inc.

Daniel Carlos

Director and Chief Executive Officer

Forward-Looking Statements

FEC cautions that this release contains forward-looking statements, including, without limitation, statements relating to the loans from PXP and to FEL. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things; our ability to continue as a going concern; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives; and our ability to repay loans received from PXP. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see FEC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 20-F and quarterly report on Form 6-K. FEC cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law. For more information please e-mail info@FECResources.com or visit the FEC Resources website at www.fecresources.com